                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form  N-1A of our  report  dated  May 15,  2007,  relating  to the financial statements and financial highlights which appear in the March 31, 2007
Annual Report to  Shareholders of the Premium Money Market Fund; and our reports dated  May  16,  2007,  relating  to  the  financial  statements  and  financial highlights  which appear in the March 31, 2007 Annual Reports to Shareholders of
the Prime Money Market Fund,  Core Plus Fund,  and Short  Duration Fund; and our
reports dated May 17, 2007,  relating to the financial  statements and financial highlights  which appear in the March 31, 2007 Annual Reports to Shareholders of
the  Inflation-Protection  Bond Fund, Diversified Bond Fund, NT Diversified Bond
Fund,  High Yield Bond Fund,  AC-MS  High-Yield Bond Fund, and AC-MS Select Bond
Fund, which are also incorporated by reference into the Registration  Statement.
We  also  consent  to  the  references  to  us  under  the  headings  "Financial
Highlights",  "Independent  Registered  Public  Accounting  Firm" and "Financial
Statements" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
July 23, 2007